                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 1998, on NIPSCO Industries, Inc.'s consolidated financial statements and related schedules as of and for the year ended December 31, 1997, included in this Form 8-K, into NIPSCO Industries, Inc.'s previously filed Form S-8 Registration Statement No. 33-30619; Form S-8 Registration Statement No. 33-30621; Form S-8 Registration Statement No. 333-08263; Form S-8 Registration Statement No. 333-19981; Form S-8 Registration Statement No. 333-19983; Form S-8 Registration Statement No. 333-19985; Form S-3 Registration Statement No. 333-22347; Form S-3 Registration Statement No. 333-26847 and
Form S-3 Registration Statement No. 333-39911.

                                     ARTHUR ANDERSEN LLP

Chicago, Illinois
February 13, 1998